        Exhibit 4.24
CENTERPOINT ENERGY, INC.
To
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank))
Trustee

SUPPLEMENTAL INDENTURE NO. 12
Dated as of May 13, 2021

$700,000,000 Floating Rate Senior Notes due 2024

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CENTERPOINT ENERGY, INC.
SUPPLEMENTAL INDENTURE NO. 12
Floating Rate Senior Notes due 2024
SUPPLEMENTAL INDENTURE No. 12, dated as of May 13, 2021, between CENTERPOINT ENERGY, INC., a Texas corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank)), as Trustee (the “Trustee”).
RECITALS
The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 19, 2003 (the “Original Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.
Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be designated as the “Floating Rate Senior Notes due 2024” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 12.
Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.
Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.
For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:
ARTICLE I

Relation to Indenture; Additional Definitions
Section 101    Relation to Indenture. This Supplemental Indenture No. 12 constitutes an integral part of the Original Indenture.
Section 102    Additional Definitions. For all purposes of this Supplemental Indenture No. 12:
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Capitalized terms used herein shall have the meaning specified herein or in the Original Indenture, as the case may be.
“Affiliate” of, or a Person “affiliated” with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.
“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:
    (1)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
    (2)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
    (3)    the sum of: (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:
    (1)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
    (2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
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    (3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Notes.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Notes, in each case that the Company (or the Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decide that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determine is reasonably necessary or practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
    (1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
    (2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
    (1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such
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administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
    (2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
    (3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. The definition of “Business Day” in this Supplemental Indenture No. 12 and the provisions described in the preceding sentence shall supersede the definition of Business Day in the Original Indenture and Section 113 of the Original Indenture.
“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially The Bank of New York Mellon Trust Company, N.A.
“CERC Corp.” means CenterPoint Energy Resources Corp., a Delaware corporation, and any successor thereto; provided, that at any given time, there shall not be more than one such successor.
“Compounded SOFR” means as determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
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where:
“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value two U.S. Government Securities Business Days before the Issue Date;
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final interest period, relating to the applicable maturity date or redemption date); and
“dc” is the number of calendar days in the relevant Observation Period.
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at: 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Global Corporate Trust; telephone: (713) 483-6817; telecopy: (713) 483-7038.
“Designee” means an independent financial advisor or such other designee of the Company.
“Finance Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a finance lease on the balance sheet of the lessee, but excluding, for the avoidance of doubt, any operating leases or any other non-finance leases.
“Houston Electric” means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, and any successor thereto; provided, that at any given time, there shall not be more than one such successor.
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The term “Indebtedness” as applied to any Person, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by such Person, in respect of: (i) obligations for money borrowed (other than unamortized debt discount or premium); (ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) obligations as lessee under a Finance Lease; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause (i), (ii) or (iii) above. All indebtedness of such type, secured by a lien upon property owned by such Person although such Person has not assumed or become liable for the payment of such indebtedness, shall also for all purposes hereof be deemed to be indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes hereof be deemed to be indebtedness of any such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person.
“Interest Payment Date” has the meaning set forth in Section 204(a) hereof.
“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date.
“interest period” means the period commencing on any Interest Payment Date (or, with respect to the initial interest period only, commencing on the Issue Date) to, but excluding, the next succeeding Interest Payment Date, and, in the case of the last such period, from and including the Interest Payment Date immediately preceding the Maturity Date or, in connection with a redemption of the Notes, the Redemption Date to but excluding the Maturity Date or Redemption Date (if applicable).
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Issue Date” has the meaning set forth in Section 204(a) hereof.
“Margin” has the meaning set forth in Section 204 hereof.
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“Maturity Date” has the meaning set forth in Section 203 hereof.
“Notes” has the meaning set forth in the second paragraph of the Recitals hereof.
“Observation Period” means (i), in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or in the final interest period, preceding the applicable maturity date) and (ii), in respect of the payment of any interest in connection with a redemption of the Notes, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in the interest period in which such redemption occurs to, but excluding, the date that is two U.S. Government Securities Business Days before such redemption.
“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.
“Par Call Date” has the meaning set forth in Section 301 hereof.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or the Designee) in accordance with the Benchmark Replacement Conforming Changes.
“Regular Record Date” has the meaning set forth in Section 204(a) hereof;
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
    (1)    the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time)
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on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:
    (2)    if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 206 hereof; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 206 hereof.
“SOFR Index Determination Time” has the meaning set forth in the definition of SOFR Index.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
    All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 12.
The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 12.
ARTICLE II

The Series of Securities
Section 201    Title of the Securities. The Notes shall be designated as the “Floating Rate Senior Notes due 2024”.
Section 202    Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver the Notes for original issue on the Issue Date in the aggregate principal amount of $700,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may initially be outstanding shall not exceed $700,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.
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Section 203    Stated Maturity. The Stated Maturity of the Notes shall be May 13, 2024 (the “Maturity Date”).
Section 204    Interest and Interest Rates.
(a)    The Notes shall bear interest at an annual rate equal to Compounded SOFR plus 65 basis points (the “Margin”) from and including May 13, 2021 (the “Issue Date”) to, but excluding, the Maturity Date. Interest shall be payable quarterly in arrears on February 13, May 13, August 13 and November 13 of each year (each an “Interest Payment Date”), beginning on August 13, 2021. The record date (the “Regular Record Date”) for interest payable on any Interest Payment Date shall be the close of business on (1) the Business Day immediately preceding such Interest Payment Date so long as all of the Notes remain in book-entry only form, or (2) the 15th calendar day immediately preceding such Interest Payment Date if any of the Notes do not remain in book-entry only form. Interest on the Notes will accrue from and including the Issue Date to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on the Notes will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on the Notes to but excluding the next succeeding Interest Payment Date. No interest will accrue on the Notes for the day that the Notes matures. The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.
(b)    Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.
(c)    If any Interest Payment Date falls on a day that is not a Business Day, the Company will make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the Maturity Date or the Redemption Date) the Company will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the Maturity Date or the Redemption Date of the Notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.
Section 205    Calculations.
(a)    On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the
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Notes by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Notes be less than zero. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
(b)    Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances, by the Company (or the Designee) will be final and binding on the Company, the Trustee, and the holders of the Notes.
(c)    None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.
(d)    None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the Indenture and reasonably required for the performance of such duties.
Section 206    Effect of Benchmark Transition Event
(a)    If the Company (or the Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
(b)    In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.
(c)    Any determination, decision or election that may be made by the Company (or the Designee) pursuant this Section 206, including any determination with respect to tenor, rate or
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adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.
(d)    For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.
Section 207    Paying Agent; Place of Payment. The Trustee shall initially serve as the Paying Agent for the Notes. The Company may appoint and change any Paying Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee. At the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.
Section 208    Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.
Section 209    Percentage of Principal Amount. The Notes shall be initially issued at 100% of their principal amount, plus accrued interest, if any, from the Issue Date.
Section 210    Global Securities. The Notes shall be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes. Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto.
Section 211    Form of Securities. The Notes shall be substantially in the form attached as Exhibit A hereto.
Section 212     Securities Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.
Section 213    Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.
Section 214    Defeasance and Discharge; Covenant Defeasance
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(a)    Article Fourteen of the Original Indenture, including without limitation Sections 1402 and 1403 thereof (as modified by Section 214(b) hereof), shall apply to Notes.
(b)    Solely with respect to Notes issued hereby, the first sentence of Section 1403 of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:
“Upon the Company’s exercise of its option (if any) to have this Section 1403 applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Article Eight and under any covenants provided pursuant to Section 301(20), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to Article Eight and to any such covenants provided pursuant to Section 301(20), 901(2) or 901(7)) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 1403 on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”).”
ARTICLE III

Optional Redemption of the Notes
Section 301    Redemption Price. At any time on or after May 13, 2022 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at the Company’s option, by paying 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The Company does not have the right to redeem the Notes prior to the Par Call Date.
Section 302    [Reserved].
Section 303    Partial Redemption. If fewer than all of the Notes are to be redeemed by the Company pursuant to this Article III, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption will be selected from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in minimum amounts of $2,000 or whole multiples of $1,000. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued upon the cancellation of the original Note. In the case of a partial redemption of Notes registered in the name of Cede & Co., the Notes to be redeemed will be determined in accordance with the procedures of The Depository Trust Company.
Section 304    Notice of Optional Redemption.
(a)    The Trustee, at the written direction of the Company, will send a notice of redemption prepared by the Company to each holder of Notes to be redeemed by first-class mail (or in accordance with the procedures of The Depository Trust Company with respect to Notes registered in the name of Cede & Co.) at least 15 days and not more than 60 days prior to the
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date fixed for redemption. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the Redemption Date. If any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed.
(b)     Notice of any redemption of the Notes in connection with a corporate transaction that is pending (including an equity offering, an incurrence of Indebtedness or a change of control) may, at the Company’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the Redemption Date. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date. The Company shall notify holders of Notes called for redemption of any such rescission as soon as practicable after the Company determines that such conditions precedent will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent.
ARTICLE IV

Remedies
Section 401    Additional Events of Default; Acceleration of Maturity
(a)    Solely with respect to the Notes issued hereby, Section 501(5) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:
“(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, CERC Corp. or Houston Electric in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, CERC Corp. or Houston Electric, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, CERC Corp. or Houston Electric, under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, CERC Corp. or Houston Electric or of any substantial part of its respective property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; provided that any specified event in (A) or (B)
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involving CERC Corp. or Houston Electric shall not constitute an Event of Default if, at the time such event occurs, CERC Corp. or Houston Electric, as the case may be, shall no longer be an Affiliate of the Company; or”
(b)    Solely with respect to the Notes issued hereby, Section 501(6) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:
“(6) the commencement by the Company, CERC Corp. or Houston Electric of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company, CERC Corp. or Houston Electric in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, CERC Corp. or Houston Electric or of any substantial part of its respective property, or the making by any of them of an assignment of a substantial part of its respective property for the benefit of creditors, or the admission by any of them in writing of the inability of any of the Company, CERC Corp. or Houston Electric to pay its respective debts generally as they become due, or the taking of corporate action by the Company, CERC Corp. or Houston Electric in furtherance of any such action; provided that any such specified event involving CERC Corp. or Houston Electric shall not constitute an Event of Default if, at the time such event occurs, CERC Corp. or Houston Electric, as the case may be, shall no longer be an Affiliate of the Company; or”
(c)    Solely with respect to the Notes issued hereby, and pursuant to Section 501(7) of the Original Indenture, Section 501(7) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof, as an “Event of Default” in addition to the other events set forth in Section 501 of the Original Indenture:
“(7) The default by the Company in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal
Active 62889350.4     14

amount of $125 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company in accordance with the terms of the Indebtedness.”
Section 402    Amendment of Certain Provisions. Solely with respect to the Notes issued hereby, references to “25%” in Article Five of the Indenture are hereby deleted in their entirety and “33%” is substituted in lieu thereof.
ARTICLE V

Miscellaneous Provisions
Section 501    The Indenture, as supplemented and amended by this Supplemental Indenture No. 12, is in all respects hereby adopted, ratified and confirmed.
Section 502    This Supplemental Indenture No. 12 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 503    THIS SUPPLEMENTAL INDENTURE NO. 12 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 504    If any provision in this Supplemental Indenture No. 12 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
Section 505    In case any provision in this Supplemental Indenture No. 12 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Active 62889350.4     15

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 12 to be duly executed, as of the day and year first written above.
CENTERPOINT ENERGY, INC.
By:    ___/s/ Jason P. Wells
Name: Jason P. Wells
Title: Executive Vice President and
Chief Financial Officer
Attest:
__/s/ Vincent Mercaldi
Name: Vincent A. Mercaldi
Title: Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee
By:    __/s/ Julie H Ramos
Name: Julie Hoffman-Ramos
Title: Vice President
Active 62889350.4     16

Exhibit A

[FORM OF FACE OF SECURITY]
[IF THIS SECURITY IS TO BE A GLOBAL SECURITY -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.
[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND.] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CENTERPOINT ENERGY, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CENTERPOINT ENERGY, INC.
Floating Rate Senior Notes due 2024

Original Interest Accrual Date: May 13, 2021
Stated Maturity: May 13, 2024
Interest Rate: Compounded SOFR plus 0.65%
Interest Payment Dates: February 13, May 13, August 13 and November 13
Initial Interest Payment Date: August 13, 2021 Regular Record Dates: [Business Day immediately preceding such Interest Payment Date]/[15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day)][1]

Redeemable: Yes [X] No [ ]
Redemption Date: On or after May 13, 2022 (the “Par Call Date”)
Redemption Price: On or after the Par Call Date, at a price equal to 100% of the principal amount of this Security or the portion thereof to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

1 NTD: Insert first bracketed language if Global Security, otherwise insert second bracketed language.
Active 62889350.4 A-1

This Security is not an Original Issue Discount Security
within the meaning of the within-mentioned Indenture.

Principal Amount    Registered No. T-1
$    2    15189T AZ0 /
        CUSIP 15189TAZ03
CENTERPOINT ENERGY, INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to
***CEDE & Co.***
, or its registered assigns, the principal sum of DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on the Interest Payment Dates specified above in each year, commencing on August 13, 2021, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.    If any Interest Payment Date falls on a day that is not a Business Day, the Company will make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the Maturity Date or the Redemption Date) the Company will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the Maturity Date or the Redemption Date of the Notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a
2 Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced hereby.
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Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Active 62889350.4 A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: May 13, 2021    CENTERPOINT ENERGY, INC.
By:
Name: Jason P. Wells
Title: Executive Vice President and
Chief Financial Officer

(SEAL)
Attest:

Name: Vincent A. Mercaldi
Title: Secretary
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
As Trustee
Dated: May 13, 2021
By:
    Authorized Signatory

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SCHEDULE A
The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $                            . The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount of Securities	Increase in Aggregate Principal Amount of Securities	Aggregate Principal Amount of Securities Remaining After Such Decrease or Increase	Notation by Security Registrar

Active 62889350.4 A-5

[FORM OF REVERSE SIDE OF SECURITY]

CENTERPOINT ENERGY, INC.

FLOATING RATE SENIOR NOTES DUE 2024
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 19, 2003 (herein called the “ Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $700,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.
This Security shall be redeemable, at the option of the Company, at any time or from time to time, in whole or in part, on any date prior to May 13, 2022 (the “Par Call Date”) at a price equal to 100% of the principal amount of this Security (or the portion hereof to be redeemed) plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date. The Trustee shall have no responsibility for the calculation of such amount.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Securities of this series are not entitled to the benefit of any sinking fund.
The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
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Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Active 62889350.4 A-8